[Letterhead of Conyers Dill & Pearman]

29 July 2010
Matter No.:893176
Doc Ref: 334774
Tel: 852 2842 9530
E-mail: Richard.Hall@conyersdill.com

China Gerui Advanced Materials Group Limited
Palm Gove House, PO Box 438
Road Town, Tortola, British Virgin Islands

Attention : the directors

Dear Sirs,

Re: China Gerui Advanced Materials Group Limited (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with the Company’s registration statement on form F-3 filed with the Securities and Exchange Commission (the "Commission") on 28 June 2010 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended (the "Securities Act") of the proposed sale by the selling shareholders named in the Registration Statement of 3,303,771 ordinary share of no par value (the "Shares"), originally issued to the selling shareholders pursuant to a private placement completed on 4 June 2010.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.  We have also reviewed the memorandum of association and the articles of association of the Company, as obtained from the registered agent on 25 June 2010, resolutions in writing signed by all the directors of the Company and dated 4 June 2010 (the “Resolutions”), a certified true copy of the register of members of the Company, issued by the transfer agent of the Company on 23 June 2010 and certified by the registered agent of the Company on 25 June 2010, a director’s certificate dated 28 July 2010 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

China Gerui Advanced Materials Group Limited
29 July 2010

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been rescinded or amended, and (e) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.  This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement with respect to the proposed sale by the selling shareholders named in the Registration Statement of Shares and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.
The Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

China Gerui Advanced Materials Group Limited
29 July 2010

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman